Exhibit 10.8

FIRST AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 12, 2015, is among WAYNE FARMS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Borrower”), each of the banks or other financial institutions which is a signatory hereto, as a Lender, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH as administrative agent for itself and certain other parties (in its capacity as administrative agent, together with its successors in such capacity, the “Administrative Agent”).

RECITALS:

Borrower, the Administrative Agent and the Lenders listed on the signature pages thereto have entered into that certain Fourth Amended and Restated Credit Agreement dated as of March 26, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Borrower has requested that certain terms and conditions of the Credit Agreement be amended as more specifically set forth herein, and the Administrative Agent and the Required Lenders have agreed to the requested amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the Effective Date:

Section 1:               Definitions.

1.1.            Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

Section 2:               Amendments.

2.1.            Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby modified and amended by deleting the definitions of “GAAP”, “IPO Dividend” and “Tax Receivable Agreement” in their entirety and inserting the following in lieu thereof:

““GAAP” means generally accepted accounting principles in the United States.

“IPO Dividend” means a distribution by Borrower to Holdco in an amount not to exceed the amount equal to (a) the aggregate amount of Net Cash Proceeds of the Initial Public Offering received by Borrower, minus (b) $25,000,000.

“Tax Receivable Agreement” means the tax receivable agreement to be entered into among Borrower, Pubco and Holdco in connection with the consummation of the Initial Public Offering, substantially in the form of the draft thereof delivered to the Lenders prior to the Effective Date, with such modifications thereto as approved by the First Amendment.”

2.2.            Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby further modified and amended by adding the following definition thereto in proper alphabetical order:

““First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of June [__], 2015 among Borrower, Administrative Agent and the Lenders party thereto.”

2.3.            Amendment to Section 6.6 (Transactions with Affiliates). Section 6.6 of the Credit Agreement is hereby modified and amended in its entirety and the following is inserted in lieu thereof:

“6.6 Transactions with Affiliates. Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or such Subsidiary, except: (a) pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Borrower or such Subsidiary, (b) Investments otherwise permitted under this Agreement, (c) compensation and benefit arrangements (including stock option plans and loans and guarantees) and payments with respect to indemnification arrangements to employees, officers or directors in each case as approved by the Board of Directors of Borrower or an authorized subcommittee thereof, (d) transactions (i) between Obligors or (ii) between Subsidiaries that are not Obligors, in each case so long as no Default would result therefrom, (e) transactions between Borrower and Parent under the terms of the Services Agreement, as such agreement exists on the Effective Date, without giving effect to any amendment, amendment and restatement or other modification to the terms thereof unless such amendment or other modification (i) does not increase the obligations of Borrower or any other Obligor thereunder or (ii) is approved by Administrative Agent (which Administrative Agent may provide, without the consent or agreement of any Lender) provided that such transactions do not violate the restrictions set forth in Section 6.4, (f) Restricted Payments permitted by Section 6.4, and (g) payments treated for federal income tax purposes as made by Borrower to Holdco made in accordance with Section 4.8 of the LLC Agreement (as defined in Schedule 6.4(f)) and Section 3.01(a)(ii) of the Tax Receivable Agreement with funds that would otherwise have been distributable to Pubco as tax distributions permitted pursuant to Section 6.4(f); provided, that Borrower shall not adopt any simplifying conventions pursuant to Section 6.02(c) of the Tax Receivable Agreement if such adoption could reasonably be expected to result in a material increase in the amount of payments by Borrower pursuant to the Tax Receivable Agreement without providing Administrative Agent prior written notice thereof and obtaining Administrative Agent’s prior written approval thereof.”

2.4.            Amendment to Section 6.10 (Modifications of Certain Documents). Section 6.10 of the Credit Agreement is hereby modified and amended in its entirety and the following is inserted in lieu thereof:

“6.10 Modifications of Certain Documents. No Company shall consent to any modification, supplement or waiver of any of the provisions of its Organizational Documents without the prior written consent of Administrative Agent other than modifications that are not adverse to Secured Parties and do not in any way limit, impair or adversely affect such Obligor’s ability to pay its Obligations under the Loan Documents or otherwise limit, impair or adversely affect the creation, perfection or priority of any Lien granted by such Obligor pursuant to any Loan Document, the ability of such Obligor to perform its other non-payment obligations under any Loan Document, or the ability of the Secured Parties to enforce any rights or remedies under any Loan Document; provided that concurrently with the consummation of the Initial Public Offering, the limited liability company agreement of Borrower may be amended and restated in substantially the form of the draft thereof delivered to the Lenders prior to the Effective Date, with such modifications thereto as approved by the First Amendment and such further modifications as do not increase the financial obligations of Borrower and as would otherwise comply with the provisions of this Section 6.10.”

2.5.            Amendment to Section 7.1 (Consolidated Funded Debt to Capitalization Ratio). Section 7.1 of the Credit Agreement is hereby modified and amended in its entirety and the following is inserted in lieu thereof:

“7.1 Consolidated Funded Debt to Capitalization Ratio. Borrower shall not permit the Consolidated Funded Debt to Capitalization Ratio to exceed 0.60 to 1.00 as of the last day of the Fiscal Quarter ending March 2015 and as of the last day of each Fiscal Quarter thereafter. With respect to the Fiscal Quarter ended March 28, 2015, the Consolidated Funded Debt to Capitalization Ratio shall be computed excluding the impact of any income taxes attributable to Borrower that were included in the audited financial statements of Borrower for the Fiscal Year ended March 28, 2015 in the Form S-1 filed in connection with the contemplated Initial Public Offering.”

2.6.            Amendment to Section 7.4 (Consolidated Tangible Net Worth). Section 7.4 of the Credit Agreement is hereby modified and amended in its entirety and the following is inserted in lieu thereof:

“7.4 Consolidated Tangible Net Worth. Borrower shall maintain Consolidated Tangible Net Worth as of the last day of each Fiscal Quarter in an amount not less than $165,000,000. With respect to the Fiscal Quarter and Fiscal Year ended March 28, 2015, Consolidated Tangible Net Worth shall be computed excluding the impact of any income taxes attributable to Borrower that were included in the audited financial statements of Borrower for the Fiscal Year ended March 28, 2015 in the Form S-1 filed in connection with the contemplated Initial Public Offering.”

2.7.            Amendment to Schedule 6.4(f) (Tax Calculation). Schedule 6.4(f) attached to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 6.4(f) attached hereto as Annex I.

Section 3:               Conditions Precedent.

3.1.            Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied, the “Effective Date”):

(a)                Documentation. The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance reasonably satisfactory to the Administrative Agent:

(i)                 this Amendment duly executed by Borrower, Administrative Agent, and the Required Lenders; and

(ii)               such additional documentation and information as the Administrative Agent or any Lender (through Administrative Agent) may reasonably request.

(b)               Fees. The Administrative Agent shall have received from Borrower payment of a fee for the benefit of each Lender, with such fee for each such Lender being in an amount equal to (A) 0.025%, multiplied by (B) such Lender’s Total Credit Exposure as of the Effective Date.

(c)                Representations and Warranties. After giving effect to this Amendment, the representations and warranties made by or with respect to Borrower hereunder and under all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date.

(d)               No Default. After giving effect to this Amendment, no Default shall exist.

Section 4:               Miscellaneous.

4.1.            Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Administrative Agent, and the Lenders party hereto agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the Effective Date (including, without limitation, the accrual and payment of interest and fees), the terms of the Credit Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

4.2.            Representations and Warranties; Survival. To induce the Administrative Agent and each Lender party hereto to modify the Credit Agreement as herein set forth, Borrower represents and warrants to the Administrative Agent and each Lender that: (a) the representations and warranties contained in the Credit Agreement, and contained in any other Loan Document to which the Borrower is a party, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate specifically to an earlier date, (b) immediately after giving effect hereto, no event has occurred and is continuing which constitutes a Default or an Event of Default; (c) this Amendment has been duly executed and delivered by Borrower, and constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors’ rights generally and by general equitable principles, (d) the execution, delivery and performance of this Amendment are all within Borrower’s limited liability company powers and have been duly authorized by all necessary action on the part of the Borrower and does not and will not: (1) violate any provision of law applicable to the Borrower, the certificate of formation, limited liability company operating agreement or other applicable governing document of the Borrower or any order, judgment, or decree of any court or agency of government binding upon the Borrower; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) or any other material contractual obligation of the Borrower; (3) result in or require the creation or imposition of any material lien upon any of the assets of the Borrower; or (4) require any approval or consent of any Person under any material contractual obligation of the Borrower; and (e) THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. All representations and warranties made in this Amendment survive the execution and delivery of this Amendment and no investigation by the Administrative Agent or any Lender shall affect such representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

4.3.            No Other Amendments. Except for the amendments set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and Borrower hereby ratifies and confirms its obligations thereunder. Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all other terms and provisions of the Credit Agreement and the other Loan Documents.

4.4.            Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement means a reference to the Credit Agreement as amended hereby.

4.5.            Acknowledgement. Each Lender party hereto acknowledges receipt of the modifications of the Tax Receivables Agreement and the limited liability company agreement of Borrower posted to the Platform and attached as Annex II hereto and hereby approves such modifications as contemplated therein.

4.6.            Expenses of Administrative Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other instruments and documents to be delivered hereunder, including without limitation, the reasonable costs and fees of Administrative Agent’s legal counsel.

4.7.            Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

4.8.            Applicable Law. This Amendment is governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable) and other applicable law.

4.9.            Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

4.10.        Counterparts: Effectiveness. This Amendment may be executed in one or more counterparts and on telecopy or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

4.11.        Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Obligor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

4.12.        Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.13.        Entire Agreement. This Amendment embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

4.14.        Loan Documents. This Amendment shall be deemed to be a Loan Document for all purposes under the Credit Agreement.

4.15.        No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

BORROWER:	WAYNE FARMS LLC By: /s/ Courtney E. Fazekas Name: Courtney E. Fazekas Title: CFO & Treasurer

First Amendment To
Fourth Amended And Restated Credit Agreement

S-1

ADMINISTRATIVE AGENT, AND A LENDER:

COÖPERATIEVE CENTRALE RAIFFEISEN-

BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH, as
Administrative Agent and a Lender

By: /s/ Nader Pasdar
       Name: Nader Pasdar
       Title: Managing Director

By: /s/ Naoko Kojima
       Name: Naoko Kojima
       Title: Executive Director

First Amendment To
Fourth Amended And Restated Credit Agreement

S-2

LENDERS:	AGFIRST FARM CREDIT BANK, as Lender By: /s/ Matt Jeffords Name: Matt Jeffords Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-3

COBANK, ACB, as Lender By: /s/ Hal Nelson Name: Hal Nelson Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-4

WELLS FARGO BANK, NATIONAL, ASSOCIATION, as Lender and an Issuing Lender By: /s/ Brian Young Name: Brian Young Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-5

BANK OF MONTREAL, as Lender By: /s/ Andre Bonakder Name: Andre Bonakder Title: Director

First Amendment To
Fourth Amended And Restated Credit Agreement

S-6

FARM CREDIT BANK OF TEXAS, as Lender By: /s/ Alan Robinson Name: Alan Robinson Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-7

1ST FARM CREDIT SERVICES, FLCA/PCA, as Lender By: /s/ Lee Fuchs Name: Lee Fuchs Title: Vice President, Capital Markets Group

First Amendment To
Fourth Amended And Restated Credit Agreement

S-8

ING CAPITAL LLC, as Lender By: /s/ W. Leroy Startz Name: W. Leroy Startz Title: Director By: /s/ Bennett Whitehurst Name: Bennett Whitehurst Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-9

AMERICAN AGCREDIT, PCA, as Lender By: /s/ Bradley K. Leafgren Name: Bradley K. Leafgren Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-10

FARM CREDIT MID-AMERICA, PCA, as Lender By: /s/ Matthew Dixon Name: Matthew Dixon Title: Capital Markets Credit Officer

First Amendment To
Fourth Amended And Restated Credit Agreement

S-11

FIFTH THIRD BANK, as Lender By: /s/ T. J. Ceravolo Name: T. J. Ceravolo Title: Assistant Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-12

METROPOLITAN LIFE INSURANCE COMPANY, as Lender By: /s/ Brian D. Schellpeper Name: Brian D. Schellpeper Title: Director

First Amendment To
Fourth Amended And Restated Credit Agreement

S-13

REGIONS BANK, as Lender By: /s/ Stephen T. Hatch Name: Stephen T. Hatch Title: Senior Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-14

U.S. BANK NATIONAL ASSOCIATION, as Lender By: /s/ Michael N. Ryno Name: Michael N. Ryno Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-15

BRANCH BANKING AND TRUST COMPANY, as Lender By: /s/ Kenneth M. Blackwell Name: Kenneth M. Blackwell Title: Senior Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-16

UNITED FCS, PCA DBA FCS COMMERCIAL FINANCE GROUP, as Lender By: /s/ Daniel J. Best Name: Daniel J. Best Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-17

AGSTAR FINANCIAL SERVICES, PCA, as Lender By: /s/ Robert Atwood Name: Robert Atwood Title: Mgr. Agency Desk and Team Leader

First Amendment To
Fourth Amended And Restated Credit Agreement

S-18

BADGERLAND FINANCIAL, ACA, as Lender

By: /s/ Kenneth H. Rue
       Name: Kenneth H. Rue
       Title: VP - Capital Markets

BADGERLAND FINANCIAL, FLCA, as Lender

By: /s/ Kenneth H. Rue
       Name: Kenneth H. Rue
       Title: VP - Capital Markets

First Amendment To
Fourth Amended And Restated Credit Agreement

S-19

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as Lender By: /s/ Curtis Flammini Name: Curtis Flammini Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-20

NORTHWEST FARM CREDIT SERVICES, PCA, as Lender By: /s/ Casey Kinzer Name: Casey Kinzer Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-21

FARM CREDIT SERVICES OF AMERICA, FLCA, as Voting Participant By: /s/ Bruce Dean Name: Bruce Dean Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-22

MIDATLANTIC FARM CREDIT, ACA, as Voting Participant By: /s/ William J. Rutter Name: William J. Rutter Title: Vice President

First Amendment To
Fourth Amended And Restated Credit Agreement

S-23

ANNEX I

Schedule 6.4(f)
Tax Calculation

Borrower shall be permitted to make periodic tax distributions pursuant to Section 6.4(f) of the Credit Agreement (i) prior to the consummation of the Initial Public Offering to each of its members in an amount not to exceed in any year an amount equal to such member’s aggregate tax obligations arising with respect to the Consolidated Net Income of Borrower and its Subsidiaries allocable to such member for such year calculated based on the highest effective consolidated federal, state and local income tax rate applicable to ordinary income of corporations and (ii) after the consummation of the Initial Public Offering, to its members pursuant to Section 4.2 of the LLC Agreement, in connection with such members’ (or their respective direct or indirect owners’) aggregate income tax obligations arising from the allocation to such members of taxable income that is earned by Borrower and its Subsidiaries, which distributions in any year shall not exceed an amount equal to (A) the taxable income of Borrower and its Subsidiaries (calculated without taking into account (x) any Disproportionate Depreciation Deductions, (y) any deductions accruing to any member as a result of the recovery of Basis Adjustments (as defined in the Tax Receivable Agreement) pursuant to Section 743 of the Code and (z) amounts treated, for federal income tax purposes, as paid by Borrower pursuant to the Tax Receivable Agreement that are treated as “guaranteed payments” within the meaning of Section 707(c) of the Code), multiplied by (B) the higher of (1) the maximum federal and applicable state and local corporate income tax rates and (2) if applicable to income of Borrower that is allocated to any direct or indirect members of Borrower, the maximum federal and applicable state and local individual income tax rates, in each case, using appropriate conventions for calculation of state and local Taxes (including, without limitation, calculation of state and local taxable income in the same manner as federal taxable income, and the use of an assumed combined state and local tax rate of 5 (five) percent).

As used herein, the following terms shall have the meanings ascribed to such terms below:

“Disproportionate Depreciation Deductions” means a portion of Borrower’s depreciation and amortization deductions in an amount equal to the excess, if any, of (a) the Required Pubco Depreciation Allocation, over (b) the Proportionate Pubco Depreciation Allocation.

“LLC Agreement” means the limited liability company agreement of Borrower as it shall be amended and restated in connection with the consummation of the Initial Public Offering as contemplated by and in compliance with Section 6.10 of the Credit Agreement, and as the same may be further modified in compliance with Section 6.10 of the Credit Agreement.

“Percentage Interest” of any Person means such Person’s Percentage Interest (as defined in the LLC Agreement).

“Pre-IPO Assets” means the assets owned by Borrower at the time of the Initial Public Offering.

“Proportionate Pubco Depreciation Allocation” means the depreciation and amortization deductions (or basis recovery and associated allocations of income and gain upon disposition) that are allocated to Holdco in respect of Pre-IPO Assets, multiplied by a fraction, the numerator of which is Pubco’s Percentage Interest in Borrower and the denominator of which is Holdco’s Percentage Interest in Borrower.

“Required Pubco Depreciation Allocation” means the depreciation and amortization deductions (or basis recovery and associated allocations of income and gain upon disposition) that are allocated to Pubco in respect of Pre-IPO Assets.

ANNEX II

See attached.